UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 6, 2010

SAPPHIRE INDUSTRIALS CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-33914	26-1159283
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

30 Rockefeller Plaza

62nd Floor

New York, New York 10020

(Address of principal executive offices, zip code)

(212) 632-6000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information set forth below under Item 8.01 is incorporated herein by reference.

Item 8.01	Other Events.

On January 6, 2010, Sapphire Industrials Corp. (the “Company”) issued a press release announcing that the Board of Directors of the Company had approved the Company’s proposed plan of liquidation (the “Plan of Liquidation”). A copy of the form of Plan of Liquidation is attached as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated in this Item 8.01 by reference. Because the Company will not consummate a business combination (and cannot extend the time period within which it may complete a business combination because it does not have a definitive agreement relating thereto) by January 17, 2010 (the time frame required by its charter and the terms of its initial public offering), the Company is required to liquidate and dissolve. Promptly after January 17, 2010, the Company will begin the process of liquidating and dissolving itself in accordance with its charter and applicable Delaware law. NYSE Amex has halted trading of the Company’s warrants, and will suspend trading of the Company’s units, shares of common stock and warrants as of the close of business on January 19, 2010. In addition, as of the close of business on January 19, 2010, the Company’s share transfer books will close.

The Company expects to liquidate the amounts held in its trust account, which consist of proceeds from the Company’s initial public offering, together with the deferred portion of the underwriter’s discount and commission and interest (net of applicable taxes and amounts withdrawn from the trust account to cover working capital expenses). Liquidating distributions will be made to record holders of shares of common stock as of January 19, 2010 issued in the Company’s initial public offering. Stockholders whose stock is held in “street name” through a broker will automatically receive payment through the Depository Trust Company. The liquidating distribution is expected to be approximately $10.06 per share, and the Company currently expects that such liquidating distribution will be made on or about January 26, 2010. No payments will be made with respect to any of the Company’s outstanding warrants or shares of common stock that were acquired prior to the Company’s initial public offering. In addition, if and when received by the Company, stockholders will receive their proportionate share of any federal tax refund claimed by the Company in its federal income tax returns.

The Company will file a Certificate and Notice of Termination of Registration on Form 15 with the Securities and Exchange Commission for the purpose of deregistering its securities under the Securities and Exchange Act of 1934, as amended. As a result, the Company will no longer be a public reporting company and its securities will cease trading on the NYSE Amex.

The full text of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated in this Item 8.01 by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1	Form of Plan of Liquidation of Sapphire Industrials Corp.

99.1	Press Release, dated January 6, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAPPHIRE INDUSTRIALS CORP.

Date: January 6, 2010	By:	/s/ DOUGLAS C. TAYLOR
	Name:	Douglas C. Taylor
	Title:	Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description

2.1	Form of Plan of Liquidation of Sapphire Industrials Corp.

99.1	Press Release, dated January 6, 2010.

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